                                   Exhibit (8)(f)

                         AMENDMENT TO CUSTODIAN CONTRACT

     This Amendment to the Custodian Contract is made as of 11-17-00 by and between the registered investment companies listed in Appendix A (each referred to herein as the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

     WHEREAS, the Fund and the Custodian entered into a Custodian Contract as listed in Appendix A and amended and in effect from time to time, (the "Contract");

     WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made the series set forth on Appendix A to the Contract subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios");

     WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:


I. Article 3 of the Contract is hereby deleted, and Articles 4 through 20 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 21, respectively.


II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.   PROVISIONS RELATING TO RULES 17f-5 AND 17f-7

3.1. DEFINITIONS. Capitalized terms in this Amendment shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding

Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

     3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Fund represents and warrants that, by resolution adopted by its Board of Trustees (the "Board"), the Board has delegated to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

     3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the Foreign Assets, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed (i) to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract (the parties agreeing that the countries in which the Custodian has previously maintained or currently maintains Foreign Assets are listed on Schedule B) and (ii) to be a delegation by the Board on behalf of the Portfolios to the Custodian of responsibility as Foreign Custodial Manager with respect to the countries listed on Schedule B and the acceptance by the Custodian of such delegation. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund, such withdrawal to take effect thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund. The Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

     3.2.3 SCOPE OF DELEGATED RESPONSIBILITIES:

          (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

          (b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

          (c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor in accordance with Rule 17f-5(c)(3), (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

     3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Foreign Custody Manager shall not be responsible for such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

     3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian or the placement of such Foreign Assets with an Eligible Foreign Custodian not previously reported to the Board by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

     3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

     3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to the Fund that (i) it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5, (ii) each institution listed on Schedule A is an Eligible Foreign Custodian and (iii) each institution listed on Schedule B is an Eligible Securities Depository. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

     3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3  ELIGIBLE SECURITIES DEPOSITORIES.

     3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

     3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.


4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS HELD OUTSIDE THE UNITED STATES.

4.1 DEFINITIONS. Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

     4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such

Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

     (ii) in connection with any repurchase agreement related to foreign securities;

     (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

     (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

     (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

     (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

     (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

     (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

     (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

     (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (xi) in connection with the lending of foreign securities; and

     (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

     4.4.2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

     (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

     (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

     (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

     (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

     (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (vi) for payment of part or all of the dividends received in respect of securities sold short;

     (vii) in connection with the borrowing or lending of foreign securities;
          and

     (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

     4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Fund (or its duly authorized adviser, where applicable) the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Fund (or such adviser) being provided with substantively less information than had been previously provided hereunder.

4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities, unless the liability results from the negligence of the nominee. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6 BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the Portfolio cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11. TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting (except as to taxes attributable to the domicile of the Custodian and in such case the Custodian shall notify the Fund). The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12. LIABILITY OF CUSTODIAN. Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.


III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

IV. The use of this single document to memorialize the separate arrangements under the Custodian Contract and this Amendment for each of the Funds and Portfolios is understood to be for clerical convenience only and shall not constitute any basis for joining any Funds or Portfolios in any respect.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


WITNESSED BY:                       STATE STREET BANK and TRUST COMPANY




/s/ Raelene S. LaPlante             By:     /s/ Ronald E. Logue
-----------------------                     -------------------
Raelene S. LaPlante                 Name:   Ronald E. Logue
V.P. and Associate Counsel          Title:  Vice Chairman and
                                            Chief Operating Officer




WITNESSED BY:                       ON BEHALF OF EACH FUND LISTED ON
                                    APPENDIX A (severally and not jointly)




/s/ Darman A. Wing                  By:      /s/ Douglas A. Romich
------------------                           -----------------------------
*[name] Darman A. Wing              Name:    Douglas A. Romich
                                             -----------------------------
[title] Assistant Secretary         Title:   Assistant Treasurer
                                             -----------------------------
of each Fund

                                                                      APPENDIX A
------------------------------------------------------------------------------------------------------------------------------------
                                               REGISTERED INVESTMENT COMPANY                 CURRENT SERIES OF THE REGISTERED
                                             (REFERRED TO IN THIS AMENDMENT TO THE        INVESTMENT COMPANY (REFERRED TO IN THIS
       CUSTODIAN CONTRACT DATED                CUSTODIAN CONTRACT AS "FUND")              AMENDMENT TO THE CUSTODIAN CONTACT AS
                                                                                                      "PORTFOLIO")
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                6-30-86                  State Street Research Equity Trust            State Street Research Argo Fund
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       State Street Research Alpha Fund
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       State Street Research Global Resources Fund
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       State Street Research Athletes Fund
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                2-12-87                  State Street Research Financial Trust         State Street Research Government Income Fund
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       State Street Research Strategic Income Plus
                                                                                       Fund
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       State Street Research Strategic Portfolios:
                                                                                       Aggressive
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       State Street Research IntelliQuant
                                                                                       Portfolios: Small-Cap Value
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       State Street Research International Equity
                                                                                       Fund
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       State Street Research Health Sciences Fund
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       State Street Research Concentrated Growth
                                                                                       Fund
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                6-30-86                  State Street Research Income Trust            State Street Research High Income Fund
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       State Street Research Strategic Growth &
                                                                                       Income Fund
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                6-30-86                  State Street Research Money Market Trust      State Street Research Money Market Fund
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                1-27-89                  State Street Research Capital Trust           State Street Research Mid-Cap Growth Fund
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       State Street Research Emerging Growth Fund
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       State Street Research Aurora Fund
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                3-5-90                   State Street Research Exchange Trust          State Street Research Exchange Fund
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                3-5-90                   State Street Research Growth Trust            State Street Research Growth Fund
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       State Street Research Concentrated
                                                                                       International Fund
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       State Street Research Technology Fund
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       State Street Research Asset Fund
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                         State Street Research Master Investment
                5-1-89                   Trust                                         State Street Research Investment Trust
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       State Street Research Equity Index Fund
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                5-16-94                  State Street Research Securities Trust        State Street Research Strategic Income Fund
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       State Street Research Legacy Fund
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       State Street Research Galileo Fund
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       State Street Research Concentrated
                                                                                       Large-Cap Value Fund
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       State Street Research Tax-Managed Small-Cap
                                                                                       Fund
------------------------------------------------------------------------------------------------------------------------------------

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


COUNTRY                              SUBCUSTODIAN


Argentina                            Citibank, N.A.


Australia                            Westpac Banking Corporation


Austria                              Erste Bank der Osterreichischen
                                     Sparkassen AG


Bahrain                              HSBC Bank Middle East
                                     (as delegate of The Hongkong and
                                     Shanghai Banking Corporation Limited)


Bangladesh                           Standard Chartered Bank


Belgium                              Fortis Bank nv-sa


Bermuda                              The Bank of Bermuda Limited


Bolivia                              Citibank, N. A.


Botswana                             Barclays Bank of Botswana Limited


Brazil                               Citibank, N.A.


Bulgaria                             ING Bank N.V.


Canada                               State Street Trust Company Canada


Chile                                Citibank, N.A.

People's Republic                    The Hongkong and Shanghai
of China                             Banking Corporation Limited,
                                     Shanghai and Shenzhen branches


Colombia                             Cititrust Colombia S.A.
                                     Sociedad Fiduciaria

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


COUNTRY                              SUBCUSTODIAN

Costa Rica                           Banco BCT S.A.


Croatia                              Privredna Banka Zagreb d.d


Cyprus                               The Cyprus Popular Bank Ltd.


Czech Republic                       Ceskoslovenska Obchodni
                                     Banka, A.S.


Denmark                              Den Danske Bank


Ecuador                              Citibank, N.A.


Egypt                                Egyptian British Bank S.A.E.
                                     (as delegate of The Hongkong
                                     and Shanghai Banking Corporation
                                     Limited)


Estonia                              Hansabank


Finland                              Merita Bank Plc.


France                               BNP Paribas, S.A.


Germany                              Dresdner Bank AG


Ghana                                Barclays Bank of Ghana Limited


Greece                               National Bank of Greece S.A.


Hong Kong                            Standard Chartered Bank


Hungary                              Citibank Rt.

Iceland                              Icebank Ltd.

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


COUNTRY                              SUBCUSTODIAN

India                                Deutsche Bank AG

                                     The Hongkong and Shanghai
                                     Banking Corporation Limited

Indonesia                            Standard Chartered Bank


Ireland                              Bank of Ireland


Israel                               Bank Hapoalim B.M.


Italy                                BNP Paribas, Italian Branch


Ivory Coast                          Societe Generale de Banques
                                     en Cote d'Ivoire


Jamaica                              Scotiabank Jamaica Trust and Merchant
                                     Bank Ltd.


Japan                                The Fuji Bank, Limited

                                     The Sumitomo Bank, Limited


Jordan                               HSBC Bank Middle East
                                     (as delegate of The Hongkong and
                                     Shanghai Banking Corporation Limited)


Kenya                                Barclays Bank of Kenya Limited


Republic of Korea                    The Hongkong and Shanghai Banking
                                     Corporation Limited


Latvia                               A/s Hansabanka

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


COUNTRY                              SUBCUSTODIAN

Lebanon                              HSBC Bank Middle East
                                     (as delegate of The Hongkong and
                                     Shanghai Banking Corporation Limited)


Lithuania                            Vilniaus Bankas AB


Malaysia                             Standard Chartered Bank
                                     Malaysia Berhad


Mauritius                            The Hongkong and Shanghai

                                     Banking Corporation Limited


Mexico                               Citibank Mexico, S.A.


Morocco                              Banque Commerciale du Maroc


Namibia                              Standard Bank Namibia Limited
-


Netherlands                          Fortis Bank (Nederland) N.V.


New Zealand                          ANZ Banking Group
                                     (New Zealand) Limited


Norway                               Christiania Bank og
                                     Kreditkasse ASA


Oman                                 HSBC Bank Middle East
                                     (as delegate of The Hongkong and
                                     Shanghai Banking Corporation Limited)


Pakistan                             Deutsche Bank AG


Palestine                            HSBC Bank Middle East
                                     (as delegate of The Hongkong and
                                     Shanghai Banking Corporation Limited)

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


COUNTRY                              SUBCUSTODIAN


Panama                               BankBoston, N.A.

Peru                                 Citibank, N.A.


Philippines                          Standard Chartered Bank


Poland                               Citibank (Poland) S.A.


Portugal                             Banco Comercial Portugues


Qatar                                HSBC Bank Middle East
                                     (as delegate of The Hongkong and
                                     Shanghai Banking Corporation Limited)

Romania                              ING Bank N.V.


Russia                               Credit Suisse First Boston AO - Moscow
                                     (as delegate of Credit Suisse
                                     First Boston - Zurich)


Singapore                            The Development Bank
                                     of Singapore Limited


Slovak Republic                      Ceskoslovenska Obchodni Banka, A.S.


Slovenia                             Bank Austria Creditanstalt d.d. - Ljubljana


South Africa                         Standard Bank of South Africa Limited


Spain                                Banco Santander Central Hispano S.A.


Sri Lanka                            The Hongkong and Shanghai
                                     Banking Corporation Limited


Swaziland                            Standard Bank Swaziland Limited

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


COUNTRY                               SUBCUSTODIAN


Sweden                                Skandinaviska Enskilda Banken


Switzerland                           UBS AG


Taiwan - R.O.C.                       Central Trust of China


Thailand                              Standard Chartered Bank

Trinidad & Tobago                     Republic Bank Limited


Tunisia                               Banque Internationale Arabe de Tunisie


Turkey                                Citibank, N.A.


Ukraine                               ING Bank Ukraine

United Kingdom                        State Street Bank and Trust Company,
                                      London Branch


Uruguay                               BankBoston, N.A.


Venezuela                             Citibank, N.A.

Vietnam                               The Hongkong and Shanghai
                                      Banking Corporation Limited

Zambia                                Barclays Bank of Zambia Limited


Zimbabwe                              Barclays Bank of Zimbabwe Limited

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


         COUNTRY               DEPOSITORIES


         Argentina             Caja de Valores S.A.


         Australia             Austraclear Limited

                               Reserve Bank Information and
                               Transfer System


         Austria               Oesterreichische Kontrollbank AG
                               (Wertpapiersammelbank Division)


         Belgium Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

                               Banque Nationale de Belgique


         Brazil                Companhia Brasileira de Liquidacao e
                               Custodia


         Bulgaria              Central Depository AD

                               Bulgarian National Bank


         Canada                Canadian Depository for Securities Limited


         Chile                 Deposito Central de Valores S.A.


         People's Republic     Shanghai Securities Central Clearing &
         of China              Registration Corporation

                               Shenzhen Securities Central Clearing Co., Ltd.


         Colombia              Deposito Centralizado de Valores


         Costa Rica            Central de Valores S.A.

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


         COUNTRY               DEPOSITORIES


         Croatia               Ministry of Finance

                               National Bank of Croatia

                               Sredisnja Depozitarna Agencija d.d.


         Czech Republic        Stredisko cennych papiru

                               Czech National Bank


         Denmark               Vaerdipapircentralen (Danish
                               Securities Center)


         Egypt                 Misr for Clearing, Settlement,
                               and Depository


         Estonia               Eesti Vaartpaberite Keskdepositoorium


         Finland               Finnish Central Securities
                               Depository


         France Societe Interprofessionnelle pour la Compensation des Valeurs Mobilieres


         Germany               Clearstream Banking AG, Frankfurt


         Greece                Bank of Greece,
                               System for Monitoring Transactions in
                               Securities in Book-Entry Form

                               Central Securities Depository
                               (Apothetirion Titlon AE)


         Hong Kong             Central Clearing and Settlement System

                               Central Moneymarkets Unit


         Hungary               Kozponti Elszamolohaz es Ertektar

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


         COUNTRY               DEPOSITORIES

                               (Budapest) Rt. (KELER)

         India                 National Securities Depository Limited

                               Central Depository Services India Limited

                               Reserve Bank of India


         Indonesia             Bank Indonesia

                               PT Kustodian Sentral Efek Indonesia


         Ireland               Central Bank of Ireland
                               Securities Settlement Office


         Israel                Tel Aviv Stock Exchange Clearing
                               House Ltd. (TASE Clearinghouse)


         Italy                 Monte Titoli S.p.A.

                               Banca d'Italia


         Ivory Coast           Depositaire Central - Banque de Reglement


         Jamaica               Jamaica Central Securities Depository


         Japan Japan Securities Depository Center (JASDEC) Bank of Japan Net System


         Kenya                 Central Bank of Kenya


         Republic of Korea     Korea Securities Depository


         Latvia                Latvian Central Depository

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


         COUNTRY               DEPOSITORIES

         Lebanon               Custodian and Clearing Center of
                               Financial Instruments for Lebanon
                               and the Middle East (Midclear) S.A.L.

                               Banque du Liban


         Lithuania             Central Securities Depository of Lithuania


         Malaysia              Malaysian Central Depository Sdn. Bhd.

                               Bank Negara Malaysia,
                               Scripless Securities Trading and
                               Safekeeping System


         Mauritius             Central Depository and Settlement Co. Ltd.

                               Bank of Mauritius

         Mexico                S.D. INDEVAL
                               (Instituto para el Deposito de Valores)


         Morocco               Maroclear


         Netherlands           Nederlands Centraal Instituut voor
                               Giraal Effectenverkeer B.V. (NECIGEF)


         New Zealand           New Zealand Central Securities
                               Depository Limited


         Norway                Verdipapirsentralen (Norwegian Central
                               Securities Depository)


         Oman                  Muscat Depository & Securities
                               Registration Company, SAOC

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


         COUNTRY               DEPOSITORIES

         Pakistan              Central Depository Company of Pakistan Limited

                               State Bank of Pakistan


         Palestine             Clearing Depository and Settlement, a department
                               of the Palestine Stock Exchange


         Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A


         Philippines           Philippine Central Depository, Inc.

                               Registry of Scripless Securities
                               (ROSS) of the Bureau of Treasury


         Poland                National Depository of Securities
                               (Krajowy Depozyt Papierow Wartosciowych SA)

                               Central Treasury Bills Registrar


         Portugal              Central de Valores Mobiliarios


         Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market


         Romania               National Securities Clearing, Settlement and
                               Depository Company

                               Bucharest Stock Exchange Registry Division

                               National Bank of Romania


         Singapore             Central Depository (Pte) Limited

                               Monetary Authority of Singapore


         Slovak Republic       Stredisko cennych papierov

                               National Bank of Slovakia

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


         COUNTRY               DEPOSITORIES


         Slovenia              Klirinsko Depotna Druzba d.d.


         South Africa          Central Depository Limited

                               Share Transactions Totally Electronic
                               (STRATE) Ltd.


         Spain                 Servicio de Compensacion y
                               Liquidacion de Valores, S.A.

                               Banco de Espana,
                               Central de Anotaciones en Cuenta


         Sri Lanka             Central Depository System
                               (Pvt) Limited


         Sweden                Vardepapperscentralen  VPC AB
                               (Swedish Central Securities Depository)


         Switzerland           SegaIntersettle AG (SIS)


         Taiwan - R.O.C.       Taiwan Securities Central
                               Depository Co., Ltd.


         Thailand              Thailand Securities Depository
                               Company Limited


         Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des
                               Valeurs Mobilieres



         Turkey                Takas ve Saklama Bankasi A.S.
                               (TAKASBANK)

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


         COUNTRY               DEPOSITORIES


                               Central Bank of Turkey


         Ukraine               National Bank of Ukraine


         United Kingdom        Central Gilts Office and
                               Central Moneymarkets Office


         Venezuela             Banco Central de Venezuela


         Zambia                LuSE Central Shares Depository Limited

                               Bank of Zambia


TRANSNATIONAL

         Euroclear

         Clearstream Banking AG

                                    SCHEDULE C

                               MARKET INFORMATION


PUBLICATION/TYPE OF INFORMATION             BRIEF DESCRIPTION
(FREQUENCY)


THE GUIDE TO CUSTODY IN WORLD MARKETS       An overview of safekeeping and
(annually)                                  settlement practices and  procedures
                                            in each market in which State Street
                                            Bank and Trust Company offers
                                            custodial services.

GLOBAL CUSTODY NETWORK REVIEW               Information relating to the
(annually)                                  operating history and structure of
                                            depositories and subcustodians
                                            located in the markets in which
                                            State Street Bank and Trust Company
                                            offers custodial services, including
                                            transnational depositories.

GLOBAL LEGAL SURVEY                         With respect to each market in which
(annually)                                  State Street Bank and Trust Company
                                            offers custodial services, opinions
                                            relating to whether local law
                                            restricts (i) access of a fund's
                                            independent public accountants to
                                            books and records of a Foreign
                                            Sub-Custodian or Foreign
                                            Securities System, (ii) the Fund's
                                            ability to recover in the event of
                                            bankruptcy or insolvency of a
                                            Foreign Sub-Custodian or Foreign
                                            Securities System, (iii) the Fund's
                                            ability to recover in the event of a
                                            loss by a Foreign Sub-Custodian or
                                            Foreign Securities System, and (iv)
                                            the ability of a foreign investor to
                                            convert cash and cash equivalents to
                                            U.S. dollars.

SUBCUSTODIAN AGREEMENTS                     Copies of the subcustodian contracts
(annually)                                  State Street Bank and Trust Company
                                            has entered into with each
                                            subcustodian in the markets in which
                                            State Street Bank and Trust Company
                                            offers subcustody services to its
                                            US mutual fund clients.

Network Bulletins (weekly):                 Developments of interest to
                                            investors in the markets in which
                                            State Street Bank and Trust Company
                                            offers custodial services.

Foreign Custody Advisories (as
necessary):                                 With respect to markets in which
                                            State Street Bank and Trust Company
                                            offers custodial services which
                                            exhibit special custody risks,
                                            developments which may impact State
                                            Street's ability to deliver expected
                                            levels of service.


                                       2